Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE: November 8, 2005

CONTACT:	Donald W. Jewell	Benjamin Falkenstein
	Interim Chief Executive Officer	Vice President
	Sport-Haley, Inc.	Explorer Gear USA, Inc.
	(303) 320-8800	(905) 480-9700

SPORT-HALEY, INC. AND EXPLORER GEAR USA, INC. ANNOUNCE

JOINT VENTURE TO SELL TOP-FLITE™ APPAREL IN THE UNITED STATES

Denver, Colorado - November 8, 2005 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (“Sport-Haley”) and Explorer Gear USA, Inc., a California corporation (“Explorer Gear”), today announced that they had entered into a joint venture in order to manufacture and market Top-Flite™ branded apparel to Wal-Mart Stores, Inc. in the United States. The joint venture is to be formed and operated as a separate Colorado limited liability company (“LLC”). The LLC intends to use the Company’s license with the Callaway Golf Company (“Callaway”) to contract for the manufacture of and market Top-Flite™ branded apparel in the United States. The LLC also intends to capitalize on Explorer Gear’s contacts with Wal-Mart Stores, Inc. to sell Top-Flite™ branded apparel throughout the United States. Callaway has given Sport-Haley its consent to use the Top-Flite™ license in connection with the LLC, subject to certain conditions. The first significant deliveries of Top-Flite™ apparel in conjunction with this agreement are expected to be made in approximately January 2006.

Explorer Gear is affiliated by ownership with Explorer Headgear, Inc., a Canadian corporation located in Markham, Ontario (“Explorer Headgear”). Explorer Headgear is licensed by Callaway to manufacture and market Top-Flite™ apparel in Canada and Sport-Haley is so licensed in the United States and certain other countries. Explorer Headgear and Explorer Gear are affiliated with certain manufacturing plants in China, which are expected to manufacture the apparel for the LLC.

Donald W. Jewell, Interim Chief Executive Officer of Sport-Haley, commented on the formation of the LLC as follows: “We are excited about the introduction of Top-Flite™ branded apparel in the United States, which allows us to diversify our operations. The introduction of Top-Flite™ branded apparel allows us to penetrate a sector of the golf apparel market other than the green grass market in which we primarily operate with our Ben Hogan® and SPORT HALEY™ brands. While this initial offering will only include a limited collection of men’s wear, we’re excited about the potential for Top-Flite™ branded apparel. We believe that growth of the Top-Flite™ label can help the Company achieve significant increases in sales over the course of the next few years.”

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Gerard Lee, Chief Executive Officer of Explorer Gear, commented as follows:  “We have had significant success for several years selling Top-Flite™ branded apparel to Wal-Mart  in Canada. The brand certainly seems to resonate well with Wal-Mart’s customers. We have forged a strong alliance with Wal-Mart Stores, Inc. in the United States, as well as its International Division, and we anticipate the United States program through the joint venture with Sport-Haley will achieve excellent results. We are particularly excited about the joint venture as it allows us to capitalize on Sport-Haley’s well-developed and tested infrastructure and combine it with our experience in mass merchant retailing.”

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY™ and Ben Hogan® labels. Its fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Sport-Haley distributes Ben Hogan® and (commencing with the joint venture) Top-Flite™ apparel pursuant to a licensing agreement with the Callaway Golf Company.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of Sport-Haley’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that Sport-Haley’s actual results could differ materially from those contained in forward-looking statements. Sport-Haley’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: its ability to control costs and expenses; its ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate its chosen distribution channels; its ability to successfully forecast sales and optimize inventory levels; its ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as its Ben Hogan® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses

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thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither Sport-Haley nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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